Exhibit 10.24

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of the 22nd day of February 2010 by ARTISANAL CHEESE, LLC, a New York limited liability company with an address at 500 West 37th Street, 2nd Floor, New York, New York  10018 (“Borrower”), in favor of Frederick G. Perkins, III, Declaration of Trust dated 1995 amended in 2007, having an address at 200 Ocean Lane Drive, Apt. 806, Key Biscayne, FL  33149 (“Lender").

W I T N E S S E T H :

WHEREAS, Borrower is indebted to the Lender for certain payments under the Promissory Note dated the date hereof (the “Note”) given by Borrower to the respective Lender in connection with that certain Loan Agreement dated the date hereof between Borrower and Lender (the “Loan Agreement”); and

WHEREAS, it is a condition of the Note and the Loan Agreement that Borrower execute and deliver this Agreement to the Lender to secure Borrower’s obligations thereunder.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           As used in this Agreement, the term “Collateral” means all assets, accounts, goods, general intangibles, inventory, furniture, fixtures, tools, equipment, materials, supplies, instruments, securities, chattel paper, contract rights, general intangibles, credits, claims and other property, rights and interests owned by Borrower, together with all additions and accession thereto, all substitutions and replacements therefore, and all proceeds and products thereof, whether now or hereafter existing or now owned or hereafter acquired, wherever located, of every kind and description.

2.           As used in this Agreement, the term “Liability” or “Liabilities” means all present and future obligations of Borrower to the Lender, whether direct or indirect, joint or several, otherwise secured or unsecured, primary or secondary, absolute or contingent, which are due or that may become due under the Note or the Loan Agreement.

3.           To secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Liabilities, the Borrower hereby assigns, conveys, mortgages, pledges, transfers and grants to the Lender a first priority security interest in and to all of the Collateral subject to the limitation set forth in Paragraph 4 hereof.

4.           The Borrower represents that the Collateral and its books and records relating to the Collateral are located at the address of Borrower set forth above.  The Borrower covenants and agrees that it will promptly notify the Lender in writing of any change of such location.

The Borrower represents, warrants and covenants that:  (a) except for certain intellectual property previously pledged as security to Terrence Brennan and Marvin Numeroff as disclosed to Lender, Borrower is the sole owner of the Collateral, free and clear of any liens, security interests, charges or encumbrances; (b) subject only to the prior security interest in certain intellectual property held by Terrence Brennan and Marvin Numeroff as previously disclosed to Lender, Borrower has the right to grant the security interest created by this Agreement; (c) except for two financing statements relating to the security interest held by Terrence Brennan and Marvin Numeroff, no other financing statements, or other instruments of similar effect, covering all or any part of the Collateral are on file in any recording office; (d) it is a corporation, duly organized, validly existing and in good standing in the place of its incorporation, and the execution and delivery of this Agreement, the Note and Loan Agreement have been duly authorized by all necessary corporate action; (e) it is and will continue to be eligible to do business and is otherwise in good standing in all jurisdictions where it owns property or transacts business, except to the extent that the failure to be eligible or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect; (f) it is and will continue to be in compliance with all applicable laws, statutes, rules and regulations, including without limitation, those concerning the environment, employee pension and benefit plans and the payment of taxes, assessments and other governmental charges, except to the extent that the failure to comply could not, in the aggregate, reasonably be expected to have a material adverse effect; and (g) neither this Agreement nor any other document delivered by the Borrower to the Lender contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made as of the date made or deemed made.

5.           The Borrower covenants and agrees that, until its obligations under the Note and Loan Agreement have been paid or fulfilled in full: (a) it will defend the Collateral against the claims and demands of all persons; (b) it will not sell, lease, encumber, remove, conceal, grant or permit any security interest in the Collateral, nor part with possession of any thereof, nor permit the same to be used in violation of any law or ordinance; (c) it will maintain the Collateral in good condition and repair at its sole expense; (d) it will pay all taxes levied on the Collateral, and will make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required by law and will execute and deliver to the Lender, on reasonable demand, appropriate certificates attesting to such payment or deposit; (e) it shall procure and maintain adequate insurance on the tangible Collateral against the risks of fire, theft and such other risks; (f) it will permit the Lender, with or without notice, to inspect the Collateral and to make extracts from the books and records of Borrower; (g) it will join with the Lender in doing whatever may be necessary under applicable law to perfect the Lender’s security interest; and (h) the Lender may at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, continuations and amendments thereto with respect to the Collateral and the Liabilities.

6.           The following shall be an Event of Default under this Agreement: (a) a breach by Borrower of any term, covenant, obligation or warranty arising under this Agreement; (b) any statement made in or pursuant to this Agreement, the Loan Agreement or the Note shall prove to be untrue in any material respect, and such untruth is not attributable to the Lender; or (c) any default shall occur under the Loan Agreement or the Note.

Upon the occurrence of any Event of Default which Event cannot be cured within fifteen (15) calendar days, all Liabilities of the Borrower shall immediately be due and payable and the Lender may: (a) proceed, with or without judicial process, to take possession of all or any part of the Collateral; (b) assign, transfer and deliver at any time any portion of the Collateral; (c) upon proper notice, elect to retain the Collateral in partial satisfaction of Liabilities; (d) set off against any money due from the respective Lender, if any; and (e) pursue any remedy available to it by law or equity, including without limitation, all rights and remedies granted to a secured party under the Uniform Commercial Code in effect in the State of New York and/or under any other agreement between the Borrower and the Lender unless otherwise stated therein.  The Borrower agrees that upon receipt of notice from the Lender demanding possession of the Collateral, the Borrower will do everything necessary to assemble the Collateral and make it available to the Lender at a location designated by the Lender within five (5) days of the date of the Lender’ request.  Any sale of the Collateral may be public or private.  Any sale or other disposition of the Collateral may, at the option of the Lender, be for cash, for credit, for future delivery, in bulk or in parcels and with or without having the Collateral present at the sale or disposition.  The Lender may be the purchaser at any public sale.  In the event of a sale or other disposition of the Collateral, the Lender shall apply all proceeds first to all costs and expenses of disposition, including attorneys' fees, and then to the Liabilities.  Any required notification of a sale or other disposition of the Collateral or of any action by the Lender will be sufficient and reasonable if given personally or received from overnight courier service not less than seven (7) days prior to the day on which the action is to be taken.

If the Collateral is or includes equipment or inventory the Borrower shall (a) keep accurate books and records with respect to the Collateral, including without limitation, maintenance records and current stock, cost and sales records accurately itemizing the types and quantities, and (b) upon request, deliver to the Lender all evidence of ownership including certificates of title with the Lender' interest appropriately noted on the certificate.

7.           The Lender shall not be deemed to waive, by any act, delay, omission or otherwise, any of their rights or remedies hereunder unless such waiver is in writing and signed by the Lender and then only to the extent specifically set forth therein.  A waiver in one event shall not be continuing or a bar to or waiver of such right or remedy on a subsequent event.  Any rights and remedies provided for in this Agreement may be exercised singly or concurrently.

8.           This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

9.           The Borrower waives presentment for payment, demand, notice of nonpayment, notice of protest, and protest of all commercial paper at any time held by the Lender on which the Borrower is in any way liable.  The Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to the payment or other provisions of any such commercial paper, and to the release of any Collateral, with or without substitution, and to the release of any party against which the Borrower has a right of recourse.  The liability of the Borrower shall not be affected by the loss, theft, damage, destruction or seizure of the Collateral.

10.         This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflict of laws principles.  Borrower irrevocably agrees that any suit regarding this Note shall be brought in the state or federal courts located in New York, New York and Borrower submits to such jurisdiction.

11.         BORROWER AND THE LENDER ACKNOWLEDGE AND AGREE THAT (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE LENDER OR BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE LENDER OR BORROWER, ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (iii) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THE LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

12.         This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned as of the date and year first above written.

BORROWER:

Artisanal Cheese, LLC

By:	/ss/Daniel W. Dowe
Name: Daniel W. Dowe
Title: President

LENDER:

Frederick G. Perkins, III,
Declaration of Trust dated 1995
amended 2007

/ss/Frederick G. Perkins, III
Frederick G. Perkins, III, Trustee